UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_________________________

FORM 8-K
_________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 7, 2016

OHA INVESTMENT CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	814-00672	20-1371499
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

1114 Avenue of the Americas,
27th Floor	10036
New York, New York	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 852-1900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On June 7, 2016, OHA Investment Corporation, a Maryland corporation (the “Company”), held its Annual Meeting of Stockholders (the “Annual Meeting”).  As of April 15, 2016, the record date for the Annual Meeting, 20,172,392 shares of common stock were eligible to be voted. Of the shares eligible to be voted, 18,086,863 were voted in person or by proxy in connection with the proposals. All matters voted upon at the Annual Meeting were approved with the required votes.  The matters that were voted upon at the Annual Meeting, and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as to each such matter, where applicable, are set forth below:

Proposal 1: Election of Directors

The Company’s stockholders elected two Class III directors to serve a three-year term expiring at the 2019 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.  The voting results were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Glenn R. August	10,992,460	318,398	6,542,488
Stuart I. Oran	10,965,485	340,737	6,542,488

Proposal 2: Ratification of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.  The voting results were as follows:

Votes For	Votes Against	Abstentions
17,719,812	216,666	150,385

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OHA Investment Corporation

	By:	/s/ Cory E. Gilbert
Cory E. Gilbert
Chief Financial Officer

Date: June 8, 2016